UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 12, 2007

(Date of earliest event reported)

Inland American Real Estate Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51609	34-2019608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

On January 12, 2007, our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, purchased, through wholly owned subsidiaries formed for this purpose, fee simple interests in the following two industrial properties:

	Approximate GLA	Approximate Purchase
Address	(Sq. Ft.)	Price ($)
9201 Faulkner Lake Road, North Little Rock, Arkansas	712,000	45,700,000
421 E. Stevenson Road, Ottawa, Illinois	38,285	3,300,000

The above two properties are part of a portfolio of thirty-two related properties (the Bradley Portfolio).  These two properties, along with twenty other properties in the portfolio (collectively referred to herein as the Purchased Properties), were purchased from affiliates of Bradley Associates Limited Partnership, a third party not affiliated with Inland American Real Estate Trust, Inc. or MB REIT.   MB REIT purchased these two properties and the Purchased Properties for a total purchase price of approximately $259.3 million in cash.  MB REIT expects to pay a total purchase price of approximately $487.6 million, if each property in the Bradley Portfolio is purchased. The following table sets forth certain information, including the location and the approximate gross leasable area (GLA), regarding the Purchased Properties:

Date			Approximate GLA	Approximate Purchase
Closed	Type	Address	(Sq. Ft.)	Price ($)
10/18/06	I	21875 Doral Road, Brookfield, Wisconsin	43,500	2,400,000
10/19/06	I	500 W. North Shore Drive, Hartland, Wisconsin	134,210	10,800,000
10/20/06	I	9625 55th Street, Kenosha, Wisconsin	175,052	13,500,000
10/23/06	I	301 Industrial Drive, Horicon, Wisconsin	139,000	7,400,000
11/03/06	R	125 E. Army Trail Road, Glendale Heights, Illinois	42,000	5,700,000
11/03/06	R	135 E. Army Trail Road, Glendale Heights, Illinois	10,000	1,900,000
11/03/06	R	145 E. Army Trail Road, Glendale Heights, Illinois	8,820	1,800,000
11/07/06	O	725 Regional Road, Greensboro, North Carolina	113,526	13,000,000
11/08/06	R	1575 Lexington Road, Athens, Georgia	46,000	10,500,000
11/09/06	I	4500 Westport Drive, Mechanicsburg, Pennsylvania	178,600	7,900,000
11/09/06	I	1114 Seaco Avenue, Deer Park, Texas	22,980	5,900,000
11/09/06	I	315 Kirk Road, St. Charles, Illinois	299,176	14,400,000
11/13/06	O	3901 Liberty Street, Aurora, Illinois	60,000	8,300,000
11/17/06	I	1800 Bruning Drive, Itasca, Illinois	202,000	19,000,000
11/29/06	I	6752 Baymeadow Drive, Glen Burnie, Maryland	120,000	26,000,000
11/30/06	O	101 Civic Center Drive, Santee, California	76,977	19,900,000
12/01/06	R	629 Newtown Road, Virginia Beach, Virginia	7,488	1,900,000
12/13/06	I	300 10th Street, Clarion , Iowa	126,900	5,200,000
12/18/06	O	8900 Lakes at 610 Drive, Houston, Texas	119,527	17,300,000
01/10/07	O	3900 Kinross Lakes Parkway, Richfield, Ohio	86,000	17,500,000

R = Retail

O = Office

I = Industrial

The respective purchase prices for the acquisitions of the properties discussed in this current report were determined through negotiations between the seller, on the one hand, and Inland American Business Manager and Advisor, Inc., our business manager, and Inland Real Estate Acquisitions, an affiliate of our sponsor, on the other.  In evaluating the properties as  potential acquisitions and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less the properties’ actual operating expenses), expected capital expenditures, costs of property maintenance, location, environmental  issues, demographics, quality of tenants, length of leases, price per square foot and occupancy.  Our business manager believes that each of the properties is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, is adequately insured and has been professionally managed.

Certain of the agreements relating to the purchase are being filed as Exhibits 10.147 and 10.148 hereto, each of which is incorporated into this Item 2.01 disclosure by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(a)          Financial Statements

The required financial statements for the entire Bradley Portfolio were filed in Post-Effective Amendment No. 4 to our registration statement on Form S-11, which amendment was filed on September 8, 2006. Audited financial statements regarding the twenty-two individual properties purchased to date, if required, will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.

(d)         Exhibits

Exhibit No.	Description

10.147	Purchase and Sale Agreement by Bradley Associates Limited Partnership and Inland Real Estate Acquisitions, Inc., dated May 2, 2006, as amended

10.148	Assignments of Purchase and Sale Agreement by Inland Real Estate Acquisitions, Inc. to Subsidiaries of MB REIT with respect to the Twenty-Two Closed Bradley Portfolio Properties

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer
Date:	January 19, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.147	Purchase and Sale Agreement by Bradley Associates Limited Partnership and Inland Real Estate Acquisitions, Inc., dated May 2, 2006, as amended

10.148	Assignments of Purchase and Sale Agreement by Inland Real Estate Acquisitions, Inc. to Subsidiaries of MB REIT with respect to each of the Twenty-Two Closed Bradley Portfolio Properties